Exhibit 10

For Immediate Release

RICHARD FULMER APPOINTED VICE PRESIDENT OF SALES

AND MARKETING AT UNILENS VISION INC.

LARGO, Florida (January 14, 2004) – Unilens Vision Inc. (TSX Venture Exchange: UVI), which through its subsidiary Unilens Corp., USA, develops, manufactures, distributes and markets specialty contact lenses, today announced that it has appointed Richard Fulmer to the position of Vice President of Sales and Marketing.

Fulmer has over 20 years’ experience in the ophthalmic field including management positions involving field sales networks, national accounts, wholesale and retail distribution, and international sales. Prior to joining Unilens, Fulmer was the National Director of Wholesale Sales for Essilor of America, a subsidiary of Essilor International, the world leader in ophthalmic optical products. He also served as Vice President of Sales and Marketing for contact lens manufacturer Sunsoft Corporation. Fulmer graduated from Indiana State University with a Bachelor’s of Science degree.

About Unilens Vision Inc.

Established in 1989, Unilens Vision Inc. (“Unilens”), through its wholly-owned subsidiary Unilens Corp., USA, develops, manufactures, distributes and markets specialty contact lenses under the C-Vue, Unilens, Sof-Form, and Lombart brands. Additional information on the Company may be accessed on the Internet at www.unilens.com.

Unilens Vision Inc. is headquartered in Vancouver, Canada, and its operating headquarters is located in Largo, Florida. The Company’s common stock is listed on the TSX Venture Exchange under the symbol “UVI”.

The information contained in this news release, other than historical information, consists of forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those described in such statements. For a discussion of certain factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent filings with the TSX Venture Exchange

Note: The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

For more information, please contact:

Michael Pecora, CFO, Unilens Corp., USA at (727) 544-2531

or

RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at

info@rjfalkner.com.